Exhibit 99.3


                          HARBOR FLORIDA BANCORP, INC.
                              100 S. Second Street
                           Fort Pierce, Florida 34950
                                 (561) 461-2414


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY ___, 1998

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Harbor Florida Bancorp, Inc. ("Bancorp") will be held at ________________________ located at _______________________, on February ____,_1998 ____________ at
________ Florida time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

         1 . To approve and adopt the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan" or "Plan of Conversion"), pursuant to which Bancorp shall adopt a Federal stock charter and then be merged into the Bank with the Bank as a survivor. Harbor Financial M.H.C. (the "Mutual Holding Company") shall then convert into an interim Federal stock savings bank and be merged into the Bank with the Bank being the survivor. The Bank shall then form an interim savings bank ("Interim"). Interim shall merge with and into the Bank, resulting in a new structure in which Harbor Florida Bancshares, Inc. ("Bancshares") currently a wholly owned subsidiary of the Bank, will own 100% of the Bank. As a result of the merger of each of the Mutual Holding Company and Bancorp with and into the Bank all stockholders of Bancorp except the Mutual Holding Company (the "Public Stockholders") will receive a distribution of shares of common stock of Bancshares (the "Common Stock") pursuant to the Exchange Ratio, as defined in the Prospectus, which will result in the holders of such shares owning in the aggregate approximately the same percentage of Common Stock to be outstanding upon completion of the conversion. In addition, Bancshares is offering additional shares of its Common Stock for sale by means of a Prospectus. The sale of such stock and the conversion are referred to herein as the "Conversion."

         2. To consider and vote upon a proposal to adopt a federal stock charter for Harbor Florida Bancorp, Inc. in order to facilitate the consummation of the Plan.

         3. The approval of the adjournment of the Special Meeting, if necessary, to permit solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Plan.

         4. To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management of Bancorp is not aware of any matters other than those set forth above which may properly come before the meeting.

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         Pursuant  to  Delaware  law,   stockholders  of  Bancorp  do  not  have
dissenters' rights or appraisal rights in connection with the Conversion.

         The Board of Directors of Harbor Florida has fixed December 31, 1997 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only those stockholders of record as of the close of business on the date will be entitled to vote at the Special Meeting.


                                                BY ORDER OF THE BOARD OF
                                                DIRECTORS




                                             /s/ _______________________________
                                                 Michael J. Brown, Sr.
                                                 President & CEO



January ___, 1998
Fort Pierce, Florida

         YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. PROXIES MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE MEETING.

         YOUR VOTE IS VERY IMPORTANT. VOTING ON THE PLAN, THE ADOPTION OF A NEW CHARTER OR ADJOURNMENT OF THE SPECIAL MEETING DOES NOT REQUIRE YOU TO PURCHASE STOCK IN THE OFFERINGS.


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                          HARBOR FLORIDA BANCORP, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         SPECIAL MEETING OF STOCKHOLDERS


         This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share ("Bancorp Common Stock"), of Harbor Florida Bancorp, Inc. ("Bancorp"), in connection with the solicitation of proxies by the Board of Directors for use at its Special Meeting of Stockholders ("Special Meeting") to be held at _________________________ located at
______________________ Fort Pierce, Florida, on February _____, 1998, at ______,
Florida time, for the purposes set forth in the Notice of Special Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about January ____, 1998.

         Each proxy solicited hereby, if properly signed and returned to Bancorp and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each signed proxy received will be voted in favor of the Plan of Conversion, in favor of the adoption of the Federal stock charter, in favor of the adjournment of the Special Meeting and, in the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting. Only proxies that are returned can be counted and voted at the Special Meeting.

         A Bancorp stockholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of Bancorp, (ii) properly submitting to Bancorp a duly-executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Harbor
Florida  Bancorp,  Inc.,  100 S. Second  Street,  Fort  Pierce,  Florida  34950,
Attention: Secretary. Proxies solicited hereby may be exercised only at the Special Meeting and will not be used for any other meeting.


                       VOTING SECURITIES AND REQUIRED VOTE

         Pursuant to Office of Thrift Supervision ("OTS") regulations, consummation of the Conversion is conditioned upon the approval of the Plan by the OTS, as well as (1) the approval of the holders of at least a majority of the total number of votes eligible to be cast by the members of the Harbor
Financial M.H.C. (the "Members") as of the close of business on the voting record date at a special meeting of Members called for the purpose of considering the Plan (the "Members' Meeting"), and (2) the approval of the

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

holders of at least two-thirds of the shares of the outstanding Common Stock held by the stockholders as of the voting record date at the Special Meeting. In addition, Bancorp, Bancshares, the Bank and the Mutual Holding Company (the "Primary Parties") have conditioned the consummation of the Conversion on the approval of the Plan by the holders of at least a majority of the votes cast, in person or by proxy, by the holders of Bancorp Common Stock excluding the Mutual Holding Company (the "Public Stockholders") at the Special Meeting.

         The approval of the Plan by the OTS does not constitute an endorsement or recommendation of the Plan by the OTS. Further, final regulatory approval of the Plan has not yet been obtained. Such approval may require changes to the Plan. Any material change will require resolicitation of stockholder approval of the Plan. In addition, approval of the Conversion and Reorganization is conditioned upon approval of the holding company application for the formation of Bancshares by the OTS. While filed, that application has not yet been approved.

         The affirmative vote of the holders of record of a majority of the outstanding shares of Bancorp entitled to vote is necessary to adopt a new Federal stock charter. The affirmative vote of the majority of the outstanding shares of Bancorp present or represented by proxy at the Special Meeting is necessary to adjourn the Special Meeting. The Mutual Holding Company intends to vote its shares of Common Stock, which amounted to approximately 53.37% of the outstanding shares at September 30, 1997, in favor of the Plan, in favor of the new charter at the Special Meeting and in favor of the adjournment of the Special Meeting. In addition, as of October 31, 1997, directors and executive officers of Bancorp as a group (persons) beneficially owned 311,064 shares (excluding exercisable stock options) or 6.26% of the outstanding Bancorp Common Stock, which shares can also be expected to be voted in favor of the Plan, adoption of the new charter and the adjournment at the Special Meeting.

         Only holders of record Common Stock at the close of business on December 31, 1997 (the "Voting Record Date") will be entitled to notice of and to vote at the Special Meeting. On the Voting Record Date, there were 4,973,428 shares of Bancorp Common Stock issued and outstanding and Bancorp had no other class of equity securities outstanding. Each share of Common Stock is entitled to cast one vote at the Special Meeting on all matters properly presented at the Special Meeting.

         Pursuant to a new OTS policy, the Exchange Ratio by which Public Stockholders will receive shares of Bancorp Common Stock must take into account dividends previously paid by the Bank and Bancorp. These dividends were waived by the Mutual Holding Company. Specifically, the Public Stockholders currently own 46.63% of Bancorp Common Stock. Pursuant to the Exchange Ratio, at the consummation of the Conversion and Reorganization, the Public Stockholders will own 45.72% of the Common Stock, before taking into account purchases by Public Stockholders in the Offering and payment of cash in lieu of fractional shares.

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Therefore,  the Public  Stockholders'  interest will be diluted by approximately
 .91%. See "THE CONVERSION AND REORGANIZATION -- The Exchange Ratio" in the Prospectus.

         The presence in person or by proxy of at least a majority of the issued and outstanding shares of Bancorp Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Shares as to which the "ABSTAIN" box has been marked on the proxy and any shares held by brokers in street name for customers which are present at the Special Meeting and are not voted in the absence of instructions from the customers ("broker non-votes") will be counted as present for determining if a quorum is present. Because adoption of the Plan of Conversion must be approved by the holders of at least two-thirds of the outstanding Bancorp Common Stock, and the adoption of the new charter must be approved by the holders of at least a majority of the outstanding Bancorp Common Stock, abstentions and broker non-votes will have the same effect as a vote against both proposals. The Plan also conditions consummation of the Conversion on the approval of the Plan by at least a majority of the votes cast, in person or by proxy, at the Special Meeting by the Public Stockholders. Abstentions and broker non-votes will have no effect on the required vote of the Public Stockholders.


                        ADOPTION OF FEDERAL STOCK CHARTER

         Bancorp is seeking shareholder approval to adopt a Federal stock charter. The Federal stock charter will be used solely to implement the Plan. Pursuant to OTS policy, its adoption is necessary to allow Bancorp to merge into the Bank, which has a federal stock charter. The Plan provides that upon consummation of the Conversion Bancorp and the Mutual Holding Company will be merged out of existence. Bancshares will then own 100% of the Bank and the Common Stock will be held by the Public Stockholders and those who purchase Common Stock in the Offerings. Therefore, upon consummation of the Conversion, Public Stockholders' rights will be governed by the incorporating documents of Bancshares. The Certificate of Incorporation of Bancshares, a Delaware
corporation, is substantially similar to that of Bancorp. For a discussion of the differences between these two certificates of incorporation, see "Comparison of Stockholder Rights" in the Prospectus.

         The Boards of Directors of Bancorp and the Mutual Holding Company recommend stockholders vote in favor of the adoption of the Federal stock charter. The Mutual Holding Company intends to vote its shares in favor of the adoption of the Federal stock charter. Its passage, therefore, is assured.


                       ADJOURNMENT OF THE SPECIAL MEETING

         In the event there are not sufficient votes to approve the Plan at the time of the Special Meeting, it could not be approved unless the Special Meeting were adjourned. In order to allow proxies that have been received by Bancorp at the time of the Special Meeting to be voted for such adjournment, if necessary,

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

Bancorp has submitted as a separate proposal the question of adjournment under such circumstances to its stockholders as a separate matter and for their consideration. The Board of Directors recommends that stockholders vote their proxies in favor of such adjournment. If it is necessary to adjourn the Special Meeting and the adjournment is for a period of fewer than 30 days, no notice of the time and place of the adjourned meeting or if the business of the adjourned meeting is required to be given to stockholders other than announcement of such at the Special Meeting.

         The Mutual Holding Company intends to vote its shares in favor of the adjournment of the Special Meeting. Therefore, if necessary, the adjournment of the Special Meeting is assured.


                    INCORPORATION OF INFORMATION BY REFERENCE

         The accompanying Prospectus of Bancshares is incorporated herein by reference. The Prospectus sets forth a description of the Plan of Conversion and the related offering of common stock by the Company under the caption "THE CONVERSION AND REORGANIZATION." Such caption also describes the effects of the Conversion on the stockholders of Bancorp and the members of the Mutual Holding Company, including the tax consequences of the Conversion and the establishment of a liquidation account for the benefit of certain depositors of Harbor Federal Savings Bank (the "Bank").

         Information regarding Bancshares, Bancorp, the Bank and the Mutual Holding Company are set forth in the Prospectus under the captions "Harbor
Florida Bancshares, Inc.," "Harbor Florida Bancorp, Inc.," "Harbor Federal Savings Bank" and "Harbor Financial M.H.C.," respectively, as well as under the caption "Summary." The Prospectus also describes the business and financial condition of the Bank under the captions "Business of the Bank" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The historical financial statements of Bancorp and the Bank are included in the Prospectus. Information regarding the use of proceeds of the Offerings conducted in connection with the Conversion, the historical capitalization of the Bank and the pro forma capitalization of Bancshares, and other pro forma data are set forth in the Prospectus under the captions "Use of Proceeds," "Capitalization" and "Pro Forma Data," respectively.

         The differences between the Certification of Incorporation of Harbor Florida Bancorp and Harbor Florida Bancshares is found under the caption "Comparison of Stockholder Rights."

         The Prospectus sets forth certain information as to the Bancorp Common Stock beneficially owned by (i) the only persons or entities who or which were known to Bancorp to be the beneficial owner of more than 5% of the issued and outstanding Bancorp Common Stock, (ii) the directors and executive officers of

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Bancorp,  and (iii) all directors and executive  officers of Bancorp as a group.
See "Beneficial Ownership of Common Stock" in the Prospectus.


                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wished to have included in the proxy solicitation materials to be used in connection with the next annual meeting of stockholders of Bancorp which is expected to be held in April 1998, if the Conversion is not consummated, must have been received at the main office of Bancorp no later than September 19, 1997.


                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of Bancorp to vote the proxy upon such other matters as may properly come before the Special Meeting. Management is not aware of any business that may properly come before the Special Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Special Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by Bancorp. Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Bancorp Common Stock. In addition to solicitations by mail, directors, officers and employees of Bancorp may solicit proxies personally or by telephone without additional compensation.

         A copy of the Plan of Conversion is attached hereto as Exhibit A. You may obtain a copy of the Certificate Incorporation and Bylaws of Bancorp in writing from the Bank. Any such requests should be directed to Harbor Florida Bancorp, Inc., 100 S. Second Street, Fort Pierce, Florida 34950, Attention:
Secretary. So that you have sufficient time to receive and review the requested materials, it is recommended that any such requests be sent so that they are received by Bancorp by January ____, 1998.

         YOUR VOTE IS IMPORTANT! THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PLAN OF CONVERSION AND THE ADOPTION OF THE FEDERAL STOCK CHARTER AND THE ADJOURNMENT OF THE SPECIAL MEETING. WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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                                    EXHIBIT A







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